Exhibit 10.12

[ ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

LICENSE AGREEMENT

This License Agreement (this “Agreement”) is made and is effective this _21_th day of June, 2017 (the “Effective Date”) between TCR2 Therapeutics, Inc., a Delaware corporation (“TCR2”) and having an address at 450 Kendall St, Cambridge, MA 02142, and Harpoon Therapeutics, Inc., a Delaware corporation (“HARPOON”) and having an address at Suite 250, 4000 Shoreline Ct., South San Francisco, CA 94080. TCR2 and HARPOON are each referred to as a “Party” and collectively referred to as the “Parties.”

Recitals

WHEREAS, TCR2 and HARPOON are engaged in the research and development of therapeutics for the treatment of diseases;

WHEREAS, each Party possesses certain technology and related intellectual property rights useful for the research, development, and commercialization of therapeutics for the treatment of diseases;

WHEREAS, TCR2 granted to HARPOON certain rights under the Material Transfer Agreement dated August 7, 2016 (the “BCMA MTA”);

WHEREAS, HARPOON granted to TCR2 certain rights under the Material Transfer Agreement dated October 28, 2016 (the “Mesothelin MTA”);

WHEREAS, TCR2 wishes to grant to HARPOON, a perpetual, irrevocable, non-exclusive, worldwide, royalty-free, fully paid up license under the Licensed TCR2 Patent Rights (as defined below) to develop, make, have made, use, import, export, offer for sale or sell or otherwise commercialize Products (as defined below) with the right to sublicense, in all cases subject to the terms and conditions of this Agreement;

WHEREAS, HARPOON wishes to grant to TCR2, a perpetual, irrevocable, non-exclusive, worldwide, royalty-free, fully paid up license under the Licensed HARPOON Patent Rights (as defined below) to develop, make, have made, use, import, export, offer for sale or sell or otherwise commercialize Products (as defined below) with the right to sublicense, in all cases subject to the terms and conditions of this Agreement;

NOW THEREFORE, TCR2 and HARPOON, intending to be legally bound, agree as follows:

ARTICLE 1

Definitions

1.1 “Affiliate” means, with respect to a Party, any Person that controls, is controlled by, or is under common control with such Party. For purposes of this Section 1.1, “control” shall refer to (i) in the case of a Person that is a corporate entity, direct or indirect ownership of more than fifty percent (50%) of the stock or shares having the right to vote for the election of directors of such Person and (ii) in the case of a Person that is not a corporate entity, the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

1

1.2 “Base BCMA Binder” means the BCMA antibody sequence set forth on Exhibit A.

1.3 “Base MSLN Binders” means the MSLN antibody sequences set forth on Exhibit B.

1.4 “Base Binders” means either Base BCMA Binder or Base MSLN Binders.

1.5 “Confidential Information” means any confidential or proprietary information furnished by one Party to the other Party in connection with this Agreement, provided that such information is (i) specifically designated as confidential or (ii) reasonably identifiable by an individual familiar with the industry as confidential or proprietary. Confidential Information includes:

(a) non-public information disclosed by either Party to the other Party in the initial and any subsequent Regulatory Base Binder Reports pursuant to Section 3.3;

(b) the know how set forth on Exhibit E that is disclosed or made available by HARPOON to TCR2 pursuant to the grant of a know how license under Section 2.1(iii); and

(c) information of one Party received by the other Party prior to the Effective Date pursuant to the Confidentiality Agreement between the Parties, dated as of September 1, 2015, the BCMA MTA and the Mesothelin MTA.

1.6 “Controlled” means, with respect to Patent Rights, that a Party owns or has a license or sublicense to such Patent Rights and has the ability to grant a license or sublicense to such Patent Rights as provided for in this Agreement, or has the ability to assign its right, title and interest in and to such Patent Rights, without violating the terms of any agreement or other arrangement with any Third Party.

1.7 “Cover,” “Covering” or “Covered” means, with respect to a product, technology, process or method, that in the absence of ownership of or a license granted under Licensed Patent Rights, the manufacture, use, offer for sale, sale, exportation or importation of such product or the practice of such technology, process or method would infringe such Licensed Patent Rights.

1.8 “HARPOON Improved BCMA Binders” means the BCMA antibody sequences derived from, or improvements to, the Base BCMA Binder that may have been generated, developed or invented by or on behalf of HARPOON prior to the Effective Date, or are generated, developed or invented by or on behalf of HARPOON on and after the Effective Date pursuant to Section 3.2. Such derivations and improvements may include, but are not limited to, humanization, affinity enhancement, and cross reactivity optimization.

[ ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.9 “Improved Binders” means any and all of HARPOON Improved BCMA Binders, and TCR2 Improved MSLN Binders (as defined below).

1.10 “IND” means an investigational new drug application filed by either Party with the FDA, or the equivalent application in any foreign jurisdiction filed with another Regulatory Authority.

1.11 “Intellectual Property” means ideas, concepts, discoveries, inventions, developments, know-how, trade secrets, techniques, methodologies, modifications, processes, innovations, improvements, writings, documentation, electronic code, data and rights (whether or not protectable under state, federal or foreign patent, trademark, copyright or similar laws) or the like, whether or not written or otherwise fixed in any form or medium, regardless of the media on which contained and whether or not patentable or copyrightable.

1.12 “Law” means all federal, state, provincial, local, supranational, national and regional laws, statutes, rules, codes, regulations, orders, judgments, ordinances, guidelines, directives and regulatory requirements applicable to a Party, this Agreement or the activities contemplated hereunder.

1.13 “Licensed HARPOON Patent Rights” means any patents or patent applications and any and all related Patent Rights (a) listed on Exhibit D, but only to the extent such patents or patent applications and any and all related Patent Rights Cover the Base MSLN Binders, or (b) to the extent Covering the Base MSLN Binders. HARPOON shall endeavor to amend and update Exhibit D to incorporate the details of any additional Licensed HARPOON Patent Rights during the Term.

1.14 “Licensed Patent Rights” means either Licensed TCR2 Patent Rights (as defined below) or Licensed HARPOON Patent Rights.

1.15 “Licensed TCR2 Patent Rights” means any patents or patent applications and any and all related Patent Rights (a) listed on Exhibit C, but only to the extent such patents or patent applications and any and all related Patent Rights Cover the Base BCMA Binders, or (b) Covering the Base BCMA Binder. TCR2 shall endeavor to amend and update Exhibit C to incorporate the details of any additional Licensed TCR2 Patent Rights during the Term.

1.16 “Patent Rights” means with respect to any patents or patent applications, any and all (a) patents issuing from such patent applications, (b) substitutions, divisionals, renewals, continuations or continuations-in-part (only to the extent of claims that are entitled to the priority date of the parent application); (c) patents of addition, restorations, extensions, supplementary protection certificates, registration or confirmation patents, patents resulting from post-grant proceedings, re-issues and re-examinations; (d) other patents or patent applications claiming and entitled to claim priority to (i) such patents and patent applications and any patent or patent application specified in (a), (b) or (c), or (ii) any patent or patent application from which such patents and patent applications or a patent or patent application specified in (a), (b) or (c) claims and is entitled to claim priority; (d) all rights of priority attendant to such patents and patent applications and any of the patents and patent applications listed in (a) through (c); and (e) in each case of such patents and patent applications and of the patents and patent applications described in (a) through (d), including all counterparts and foreign equivalents thereof filed in any country, territory or jurisdiction in the world.

[ ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.17 “Person” means any natural person or any corporation, company, partnership, joint venture, firm or other entity, including a Party, or any government or agency or political subdivision thereof.

1.18 “Product” means, on a country-by-country basis, any product or part of a product containing either a Base Binder or Improved Binder, the making, using, selling, offering for sale, importing or exporting of which in such country would, but for the licenses granted herein, infringe any of the Licensed Patent Rights in such country.

1.19 “Prosecution and Maintenance” or “Prosecute and Maintain” means, with respect to the applicable Patent Rights, the preparation, filing, prosecution and maintenance of such Patent Rights, as well as re-examinations, reissues, appeals, and requests for patent term adjustments and patent term extensions with respect to such Patent Rights, together with the initiation or defense of interferences, the initiation or defense of oppositions, post grant review, and other similar proceedings with respect to the particular Patent Rights, and any appeals therefrom. For clarification, “Prosecution and Maintenance” or “Prosecute and Maintain” shall not include any other enforcement actions taken with respect to Patent Rights.

1.20 “Regulatory Approval” means, with respect to a country or territory, the approvals (including any applicable governmental price and reimbursement approvals), licenses, registrations or authorizations of Regulatory Authorities necessary for the commercialization of a pharmaceutical product in such country or territory, including, as applicable, approval of a BLA or comparable filing in the United States or approval of a comparable filing in any other country or jurisdiction, including a marketing authorization approval by the EMA.

1.21 “Regulatory Authority” means a federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other governmental entity with authority over the testing, manufacture, use, storage, import, export, promotion, marketing or sale of a product in the applicable country.

1.22 “Regulatory Base Binder Information” means any information related to a Base Binder that a comparable Third Party in the same industry would reasonably be expected to provide to the Regulatory Authority in order to file an IND and/or seek Regulatory Approval for the Product containing such Base Binder.

1.23 “Sublicensee” shall have the meaning set forth in Section 2.2(a).

1.24 “TCR2 Improved MSLN Binders” means the MSLN antibody sequences derived from, or improvements to, the Base MSLN Binders that may have been generated, developed or invented by or on behalf of TCR2 prior to the Effective Date, or are generated, developed or invented by or on behalf of TCR2 on and after the Effective Date pursuant to Section 3.2. Such derivations and improvements may include, but are not limited to, humanization, affinity enhancement, and cross reactivity optimization.

[ ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.25 “Term” means the term of this Agreement as provided in Section 9.1.

1.26 “Third Party” means any Person other than a Party or any of its Affiliates.

1.27 Additional Definitions. Each of the following definitions is set forth in the section of this Agreement indicated below:

Definition	Section
AAA	10.11(b)(i)

Bankruptcy Code	2.5(a)

HARPOON Intellectual Property	5.1

Prosecuting Party	5.2(b)

TCR2 Intellectual Property	5.1

ARTICLE 2

Grant of License

2.1 License Grant.

Subject to the terms and conditions of this Agreement, without additional consideration, (i) TCR2 hereby grants to HARPOON a perpetual, irrevocable, non-exclusive, worldwide, royalty-free, fully paid up license under the Licensed TCR2 Patent Rights, with the right to grant sublicenses as set forth in Section 2.2, to research, develop, make, have made, use, sell, have sold, offer to sell, import, export, commercialize or otherwise exploit Products containing the Base BCMA Binder, itself and through its Affiliates and Third Parties; (ii) HARPOON hereby grants to TCR2 a perpetual, irrevocable, non-exclusive, worldwide, royalty-free, fully paid up license under the Licensed HARPOON Patent Rights, with the right to grant sublicenses as set forth in Section 2.2, to research, develop, make, have made, use, sell, have sold, offer to sell, import, export, commercialize or otherwise exploit Products containing Base MSLN Binders, itself and through its Affiliates and Third Parties; and (iii) HARPOON hereby grants to TCR2 a perpetual, irrevocable, non-exclusive, worldwide, royalty-free, fully paid up, non-exclusive license, with the right to grant sublicenses as set forth in Section 2.2, to use the know-how that is set forth on Exhibit E hereto. For the avoidance of doubt, HARPOON does not grant to TCR2 any rights or licenses whatsoever with respect to any HARPOON Improved BCMA Binders or Products containing the Base BCMA Binder or any HARPOON Improved BCMA Binders, and HARPOON shall not update Exhibit E (such that the know how that is being licensed by HARPOON to TCR2 hereunder, is limited to the know how that is set forth on Exhibit E as of the Effective Date). It is understood and agreed that TCR2 shall not use the know-how that is licensed hereunder in any way that would preclude or prevent HARPOON from being able to use any of the licensed know how without restriction, or that would otherwise impair HARPOON’s ability to use any of the licensed know-how without restriction.

[ ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.2 Sublicensing.

(a) Each Party shall have the right to grant sublicenses under the license granted to it under Section 2.1 hereof (a “Sublicensee”); provided that each such sublicense shall be subject to all relevant provisions, restrictions and limitations set forth in this Agreement. Each Party shall be responsible for each of its Sublicensee’s complying with all obligations of such Party under this Agreement that are applicable to sublicenses.

(b) If this Agreement is terminated for any reason, then, at the option of any Sublicensee not in default of the applicable sublicense (or any provision of this Agreement applicable to such Sublicensee), it shall become a direct licensee under, and subject to the terms and conditions of, this Agreement, subject only to modifications with respect to territory, field and exclusivity (as applicable) so as to accommodate all such Sublicensees.

2.3 Affiliates and Sublicensees. Each Party may exercise or perform, or have exercised or performed on its behalf, some or all of its rights or obligations under this Agreement by one or more of such Party’s Affiliates or Sublicensees. Each Party shall be responsible for each of its Affiliates’ and Sublicensees’ compliance with all obligations of such Party under this Agreement.

2.4 Subcontractors. Each Party may exercise or perform some or all of its rights or obligations under this Agreement by subcontracting the exercise or performance of all or any portion of such rights and obligations on the Party’s behalf, provided that the Party shall be responsible for each of its subcontractors complying with all obligations of the Party under this Agreement.

2.5 Section 365(n) of the Bankruptcy Code.

(a) All rights and licenses granted under or pursuant to any section of this Agreement are and will otherwise be deemed to be for purposes of Section 365(n) of the United States Bankruptcy Code (Title 11, U.S. Code), as amended or any comparable Law outside the United States (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined in Section 101(35A) of the Bankruptcy Code. Each Party agrees that each Party, as a party to this Agreement, will retain and may fully exercise all of its rights and elections under the Bankruptcy Code or any other provisions of Law outside the United States that provide similar protection for “intellectual property.” Any agreement supplemental hereto will be deemed to be “agreements supplementary to” this Agreement for purposes of Section 365(n) of the Bankruptcy Code.

(b) In the event that either Party is unable to obtain or retain the licenses set forth in Section 2.1 of this Agreement as a result of a bankruptcy proceeding by or against the other Party under provisions of applicable Law analogous to Section 365(n) of the Bankruptcy Code, such Party shall have a right to purchase such other Party’s right, title and interest in and to Licensed Patent Rights of such other Party at fair market value, provided that such Party gives such other Party written notice of such intention no later than four (4) weeks after such Party becomes aware of the commencement of such bankruptcy proceeding. The fair market value of the Licensed Patent Rights shall be determined by an assessment made by a mutually agreed upon third party, or, if the Parties do not agree within thirty (30) days of such Party’s written notice, a third party reasonably selected by such Party with a background in conducting such assessments. The costs of any such assessment shall be borne equally by the Parties.

[ ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE 3

Development and Commercialization

3.1 Compliance. Each Party shall, and shall ensure that its Affiliates and Sublicensees, and its and their subcontractors, conduct all research and development, manufacture and commercialization of Base Binders, Improved Binders, and Products Covered under Licensed Patent Rights in compliance with all Laws.

3.2 Research and Development Activities. TCR2 may at its sole discretion and expense, and without restriction, carry out research and development activities on Base MSLN Binders and Improved MSLN Binders during the Term and thereafter. HARPOON may at its sole discretion and expense, and without restriction, carry out research and development activities on the Base BCMA Binder and Improved BCMA Binders during the Term and thereafter. For the avoidance of doubt, any and all Intellectual Property (and all associated Patent Rights) arising from, made or developed solely by or on behalf of the Party carrying out such research and development activities (“Developed IP” ) shall also be solely owned by such Party.

3.3 Regulatory Base Binder Information. Each Party shall provide, within twenty (20) days of receipt of written request from the other Party made anytime during the Term, a written report of Regulatory Base Binder Information on the Base Binder(s) Covered under the Licensed Patent Rights of such Party.

ARTICLE 4

Consideration

The Parties jointly and severally represent, warrant and covenant that each has received full and sufficient consideration for all grants made and obligations undertaken under this Agreement.

ARTICLE 5

Intellectual Property Protection and Related Matters

5.1 Ownership.

5.1.1 As between the Parties, other than as provided for in this Section 5.1, each Party shall solely own all Intellectual Property, including Patent Rights related thereto, made, conceived, reduced to practice, or otherwise discovered, whether prior to, on or after the Effective Date, solely by employees, agents, contractors or consultants of such Party or its Affiliates. For purposes of determining ownership under this Section 5.1, inventorship shall be determined in accordance with the Laws of the United States.

[ ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.1.2 Notwithstanding the foregoing or anything to the contrary herein, the Parties agree that all Intellectual Property, including Patent Rights related thereto, made, conceived, reduced to practice, or otherwise discovered, whether prior to, on or after the Effective Date, by or on behalf of a Party or its Affiliates, alone or with others, pertaining to:

(i) any and all Base MSLN Binders (either isolated or as incorporated into a composition),

(ii) any and all HARPOON Improved BCMA Binders,

(iii) any and all products containing HARPOON Improved BCMA Binders or the Base BCMA Binder, which products are covered by any claims in [***], and

(iv) any and all Products containing HARPOON Improved BCMA Binders or the Base BCMA Binder, which Products are developed and/or commercialized by or on behalf of HARPOON or its Affiliates or Sublicensees, in each case, shall be solely owned by HARPOON (“HARPOON Intellectual Property”).

5.1.3 Notwithstanding the foregoing or anything to the contrary herein, the Parties agree that all Intellectual Property, including Patent Rights related thereto, made, conceived, reduced to practice, or otherwise discovered, whether prior to, on or after the Effective Date, by or on behalf of a Party or its Affiliates, alone or with others, pertaining to:

(i) any and all Base BCMA Binders (either isolated or as incorporated into a composition),

(ii) any and all TCR2 Improved MSLN Binders,

(iii) any and all products containing TCR2 Improved MSLN binders or Base MSLN Binders, which products are covered by any claims in [***], and

(iv) any and all Products containing TCR2 Improved MSLN Binders or Base MSLN Binders, which Products are developed and/or commercialized by or on behalf of TCR2 or its Affiliates or Sublicensees.

in each case, shall be solely owned by TCR2 (“TCR2 Intellectual Property”).

5.1.4 Accordingly and without additional consideration, (i) TCR2 hereby assigns and agrees to assign to Harpoon, all HARPOON Intellectual Property, including Patent Rights related thereto and enforcement rights, made, conceived, reduced to practice, or otherwise discovered, whether prior to, on or after the Effective Date, and TCR2 shall cause its employees, agents, contractors and Affiliates to do the same; and (ii) HARPOON hereby assigns and agrees to assign to TCR2, all TCR2 Intellectual Property, including Patent Rights related thereto and enforcement rights, made, conceived, reduced to practice, or otherwise discovered, whether prior to, on or after the Effective Date, and HARPOON shall cause its employees, agents, contractors and Affiliates to do the same. For the avoidance of any doubt, under no circumstances and in no event, under this Agreement or otherwise, shall TCR2 acquire any ownership rights in any Base MSLN Binder, nor shall HARPOON acquire any ownership rights in the Base BCMA Binder.

[ ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.2 Prosecution and Maintenance of Licensed Patent Rights.

(a) During the Term and thereafter, HARPOON shall remain solely responsible for the Prosecution and Maintenance of all HARPOON Intellectual Property worldwide and TCR2 shall remain solely responsible for the Prosecution and Maintenance of all TCR2 Intellectual Property worldwide.

(b) The Party controlling the Prosecution and Maintenance of the applicable Licensed Patent Rights in accordance with Section 5.2(a) is referred to as the “Prosecuting Party”. The Prosecuting Party shall be responsible for all fees and costs charged by patent counsel with respect to the Prosecution and Maintenance of the applicable Licensed Patent Rights and all other out-of-pocket costs and expenses incurred by the Prosecuting Party in connection with such Prosecution and Maintenance of the applicable Licensed Patent Rights during the Term. For clarity, such expenses shall not include any actions undertaken by the other Party other than at the Prosecuting Party’s request.

5.3 Third Party Infringement.

Each Party shall notify the other Party promptly of any knowledge it acquires of any actual or potential infringements of the Licensed Patent Rights with respect to any activities of a Third Party in any country in the world and shall provide the other Party with all available evidence regarding such known or suspected infringement or unauthorized use.

ARTICLE 6

Confidentiality

6.1 Confidential Obligations. Each Party shall (a) maintain in strict confidence the Confidential Information of the other Party to the same extent such Party maintains its own confidential information, but in no event less than a reasonable degree of care, (b) not disclose such Confidential Information to any Third Party without the prior written consent of the other Party (except as permitted pursuant to Section 6.3 below), and (c) not use such Confidential Information for any purpose except those expressly permitted by this Agreement. The obligations of confidentiality, non-disclosure and non-use under this Section 6.1 shall be in full force during the Term and for a period of ten (10) years thereafter. Each Party, upon the request of the other Party, will return all copies of or destroy (and certify such destruction in writing) the Confidential Information disclosed or transferred to it by the other Party pursuant to this Agreement, within sixty (60) days of such request or, if earlier, the termination or expiration of this Agreement; provided however that a Party may retain (i) Confidential Information of the other Party which expressly survives such termination pursuant to this Agreement, and (ii) one (1) copy of all other Confidential Information in archives solely for the purpose of establishing the contents thereof; provided, further, that a Party is not required to return or destroy Confidential Information contained in electronic back-ups unless and until such Confidential Information is accessed.

[ ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6.2 Exceptions to Confidentiality. Notwithstanding the foregoing, the obligations of confidentiality set forth in Section 6.1 shall not apply to information that, in each case as demonstrated by competent written documentation:

(a) is publicly disclosed or made generally available to the public by the disclosing Party, either before or after it becomes known to the receiving Party;

(b) was known to the receiving Party, without any obligation to keep it confidential, prior to the date of first disclosure by the disclosing Party to the receiving Party, as shown by the receiving Party’s files and records;

(c) is subsequently disclosed to the receiving Party by a Third Party lawfully in possession thereof without obligation to keep it confidential and without a breach of such Third Party’s obligations of confidentiality;

(d) has been publicly disclosed or made generally available to the public other than through any act or omission of the receiving Party or its Affiliates or Sublicensees in breach of this Agreement; or

(e) has been independently developed by the receiving Party without the aid, application or use of or reliance on or reference to the disclosing Party’s Confidential Information (the competent written proof of which must be contemporaneous with such independent development).

6.3 Authorized Disclosure. Notwithstanding Section 6.1, a Party may disclose Confidential Information of the other Party to the extent such disclosure is reasonably necessary in the following instances:

(a) complying with applicable Laws or submitting information to governmental authorities; provided that if a Party is required by Law or governmental authority to make any public disclosure of Confidential Information of the other Party, to the extent it may legally do so, it will give reasonable advance written notice to the other Party of such disclosure and will use its reasonable efforts to challenge or limit such required disclosure or secure confidential treatment of such Confidential Information prior to its disclosure (whether through protective orders or otherwise);

(b) to obtain and maintain Regulatory Approval of Products or to research, develop, make, have made, use, have used, offer to sell, sell, import, export, commercialize or otherwise exploit Products subject to and in accordance with this Agreement;

(c) to its Affiliates, its and their directors, and to prospective and actual acquirers, lenders, licensees, investors and sublicensees, and to each of their employees, consultants, contractors, agents, accountants, lawyers, advisors, investors and underwriters, on a need to know basis, each of whom, in the case of Third Parties, prior to disclosure must be bound by written or professional ethical obligations of confidentiality and non-use equivalent in scope to those set forth in this Article 6; or

(d) to the extent mutually agreed to in writing by the Parties.

[ ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE 7

Representations and Lack of Warranties

7.1 Representations of Authority. Each Party represents and warrants to the other that as of the Effective Date it has full right, power and authority to enter into this Agreement and to perform its respective obligations under this Agreement.

7.2 Consents. Each Party represents and warrants that as of the Effective Date all necessary consents, approvals and authorizations of all government authorities and other Persons required to be obtained by such Party in connection with execution, delivery and performance of this Agreement have been obtained.

7.3 No Conflict. Each Party represents and warrants that, as of the Effective Date, the execution and delivery of this Agreement and the performance of such Party’s obligations hereunder (a) do not conflict with or violate any requirement of applicable Laws and (b) do not conflict with, violate or breach or constitute a default of, or require any consent under, any contractual obligations of such Party, except such consents as have been obtained as of the Effective Date.

7.4 Employee, Consultant and Advisor Obligations. Each Party represents and warrants that, as of the Effective Date, each of its and its Affiliates’ employees, consultants and advisors has executed an agreement or has an existing obligation under law obligating such employee, consultant or advisor to maintain the confidentiality of Confidential Information to the extent required under Article 6.

7.5 No Warranties. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, THE PARTIES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, THERE ARE NO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, ARE MADE OR GIVEN BY OR ON BEHALF OF A PARTY. EACH PARTY MAKES NO WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE PATENTABILITY, VALIDITY OR ENFORCEABILITY OF ANY LICENSED PATENT RIGHTS. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, ALL REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.

ARTICLE 8

Indemnification; Limitation on Damages

8.1 By HARPOON. HARPOON agrees to defend TCR2, its Affiliates and their respective directors, officers, employees, consultants and agents at HARPOON’s cost and expense, and shall indemnify and hold harmless TCR2 and its Affiliates and their respective

[ ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

directors, officers, employees, consultants and agents from and against any liabilities, losses, costs, damages, fees or expenses (including without limitation, attorney fees and the costs of litigation, investigation and settlement regardless of outcome) arising out of any Third Party claim, suit, action or demand to the extent resulting from (i) any breach by HARPOON of any of its representations, warranties or obligations pursuant to this Agreement, (ii) the alleged or actual infringement or misappropriation of any Third Party Intellectual Property by the manufacture, use or sale of the Base BCMA Binder, any HARPOON Improved BCMA Binder, or Product containing the Base BCMA Binder or HARPOON Improved BCMA Binder, in each case by or on behalf of HARPOON or its Affiliates or Sublicensees, (iii) personal or bodily injury, illness or death, property damage or other loss or damage resulting from the research, development, making, having made, using, offering for sale, selling, having sold, importing, exporting, commercialization or other exploitation of Products containing the Base BCMA Binder or any HARPOON Improved BCMA Binder, in each case by or on behalf of HARPOON or its Affiliates or Sublicensees.

8.2 By TCR2. TCR2 agrees to defend HARPOON, its Affiliates and their respective directors, officers, employees, consultants and agents at TCR2’s cost and expense, and shall indemnify and hold harmless HARPOON and its Affiliates and their respective directors, officers, employees, consultants and agents from and against any liabilities, losses, costs, damages, fees or expenses (including without limitation, attorney fees and the costs of litigation, investigation and settlement regardless of outcome) arising out of any Third Party claim, suit, action or demand to the extent resulting from (i) any breach by TCR2 of any of its representations, warranties or obligations pursuant to this Agreement, (ii) the alleged or actual infringement or misappropriation of any Third Party Intellectual Property by the manufacture, use or sale of any Base MSLN Binder, TCR2 Improved MSLN Binder, or Product containing a Base MSLN Binder or TCR2 Improved MSLN Binder, in each case by or on behalf of TCR2 or its Affiliates or Sublicensees, (iii) personal or bodily injury, illness or death, property damage or other loss or damage resulting from the research, development, making, having made, using, offering for sale, selling, having sold, importing, exporting, commercialization or other exploitation of Products containing Base MSLN Binders or TCR2 Improved MSLN Binders, in each case by or on behalf of TCR2 or its Affiliates or Sublicensees.

8.3 Procedures. A Person entitled to indemnification under this Article 8 (an “Indemnified Party”) shall give prompt written notification to the Party from whom indemnification is sought (the “Indemnifying Party”) of any claim, suit, action or demand for which indemnification is sought under this Agreement; provided, however, that no delay or failure on the part of an Indemnified Party in so notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such delay or failure. Within thirty (30) days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense and settlement of such claim, suit, action or demand with counsel reasonably satisfactory to the Indemnified Party. If the Indemnifying Party does not assume control of such defense, the Indemnified Party shall control such defense. The Party not controlling such defense may participate therein with counsel of its own choosing at its own expense; provided that, the Indemnified Party shall have the right to retain its own counsel, at the expense of the Indemnifying Party, if representation of such Indemnified Party by the

[ ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

counsel retained by the Indemnifying Party would be inappropriate because of actual or potential differences in the interests of such Indemnified Party and any other party represented by such counsel. The Indemnified Party shall cooperate with the Indemnifying Party in its defense and settlement of any claim, suit, action or demand for which indemnification is sought under this Agreement, and the Indemnified Party shall not agree to any disposition, compromise or settlement of such action, suit, proceeding or claim without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, delayed or conditioned.

8.4 NEITHER PARTY HERETO WILL BE LIABLE FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES, INCLUDING LOST PROFITS OR LOSS OF USE, ARISING FROM OR RELATING TO THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH LOSSES OR DAMAGES OR IF A PARTY KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES. THIS EXCLUSION OF LOSSES AND DAMAGES SHALL NOT APPLY WITH RESPECT TO A PARTY’S INDEMNIFICATION OBLIGATIONS UNDER SECTIONS 8.1 AND 8.2.

ARTICLE 9

Term and Termination

9.1 Term. This Agreement shall become effective as of the Effective Date and unless earlier terminated as set forth in this Article 9, shall otherwise remain in effect on a Product-by- Product basis until it expires (the “Term”) in its entirety upon the expiration of all Licensed Patent Rights.

9.2 Termination for Material Breach. Upon any material breach of this Agreement by either Party, the other Party may terminate this Agreement by providing sixty (60) days’ prior written notice to the breaching Party, specifying the material breach. The termination shall become effective at the end of the sixty (60) day period unless the breaching Party cures such breach during such sixty (60) day period.

9.3 Termination for Bankruptcy. To the extent allowed under applicable Law, either Party shall have the right to terminate this Agreement in the event of the commencement of any proceeding in or for bankruptcy, insolvency, dissolution or winding up by or against the other Party (other than pursuant to a corporate restructuring) that is not dismissed or otherwise disposed of within sixty (60) days thereafter and/or the administrator of the bankruptcy estate or the Party under in-court restructuring has not, within five (5) days after the receipt of an inquiry from the other Party, confirmed that the bankruptcy estate or the Party under in-court restructuring will adopt this Agreement.

9.4 Effects of Termination.

(a) Generally. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Any expiration or termination of this Agreement shall be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement prior to expiration or termination. Termination of this Agreement shall be in addition to, and shall not prejudice, the Parties’ remedies at law or in equity, including the Parties’ ability to receive legal damages or equitable relief with respect to any breach of this Agreement, regardless of whether or not such breach was the reason for the termination.

[ ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b) Rights and Licenses. In the event of any termination of this Agreement by a Party pursuant to Section 9.2 or 9.3, notwithstanding anything contained in this Agreement to the contrary, upon the effective date of such termination: (i) all rights and licenses granted herein to the terminated Party shall automatically terminate and all such rights and licenses granted by the terminating Party to the terminated Party shall revert in their entirety to the terminating Party; and (ii) the terminated Party shall return or destroy all Confidential Information of the terminating Party.

9.5 Survival. The following provisions shall survive the expiration or termination of this Agreement: Article 1 (Definitions) (to the extent necessary to give effect to other surviving provisions), Article 5 (Intellectual Property), Article 6 (Confidentiality), Article 8 (Indemnification; Limitation on Damages) and Article 10 (Miscellaneous Provisions), and Sections 2.2 (Sublicensing) (and such other provisions of this Agreement as are necessary to give effect to the continuing licenses contemplated under Section 2.2), 9.4 (Effects of Termination) and this Section 9.5 (Survival).

ARTICLE 10

Miscellaneous Provisions

10.1 Governing Law; Language. This Agreement and all disputes arising out of or related to this Agreement shall be construed and the respective rights of the Parties determined in accordance with the laws of the State of New York, U.S.A., excluding application of any conflict of laws principles that would require application of the laws of a jurisdiction outside of New York, and will be subject to the exclusive jurisdiction of the courts of competent jurisdiction located in New York, New York. The Parties hereby expressly consent to the jurisdiction of such courts and irrevocably waive any objection to jurisdiction or venue. This Agreement and all communications related to it, or to any dispute or controversy arising out of it, shall be conducted in English.

10.2 Notice. Any notices required or permitted by this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be sent by hand, recognized national overnight courier, confirmed facsimile transmission, confirmed electronic mail or registered or certified mail, postage prepaid, return receipt requested, to the following address or facsimile number of the Parties:

If to HARPOON:

Harpoon Therapeutics, Inc.

Suite 250

4000 Shoreline Ct.,

South San Francisco, CA 94080

Attention: Chief Executive Officer

[ ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

If to TCR2:

TCR2 Therapeutics, Inc.

450 Kendall St

Cambridge, MA 02142

Attention: Chief Executive Officer

All notices under this Agreement shall be deemed effective upon receipt. A party may change its contact information immediately upon written notice to the other party in the manner provided in this Section 10.2.

10.3 Assignment. Either Party may assign this Agreement, in its entirety, without the consent of the other Party, (a) in connection with a sale or transfer of all or substantially all of the business and assets of the assigning Party to which this Agreement relates, including by way of merger, consolidation, transfer, or sale of assets related to this Agreement or (b) to an Affiliate. Any assignment in circumvention of the foregoing shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors and assigns.

10.4 Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to its subject matter and supersedes all prior agreements or understandings between the Parties relating to its subject matter including the Confidentiality Agreement, the BCMA MTA and the Mesothelin MTA.

10.5 Interpretation. The captions and headings to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement. Unless specified to the contrary, references to Articles, Sections or Exhibits mean the particular Articles, Sections or Exhibits to this Agreement and references to this Agreement include all Exhibits hereto. Unless context otherwise clearly requires, whenever used in this Agreement: (a) the words “include” or “including” shall be construed as incorporating, also, “but not limited to” or “without limitation;” (b) the word “day” or “year” means a calendar day or year unless otherwise specified; (c) the word “notice” shall mean notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement; (d) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement (including any Exhibits); (e) the word “or” shall be construed as the inclusive meaning identified with the phrase “and/or;” (f) provisions that require that a Party or the Parties hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter or otherwise; (g) words of any gender include the other gender; (h) words using the singular or plural number also include the plural or singular number, respectively; and (i) the word “law” (or “laws”) when used herein means any applicable, legally binding statute, ordinance, resolution, regulation, code, guideline, rule, order, decree, judgment,

[ ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

injunction, mandate or other legally binding requirement of a government entity, together with any then-current modification, amendment and re-enactment thereof, and any legislative provision substituted therefor. The Parties and their respective counsel have had an opportunity to fully negotiate this Agreement. If any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. No prior draft of this Agreement shall be used in the interpretation or construction of this Agreement.

10.6 Amendment and Waiver. This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by both Parties. Any waiver of any right or failure to act in a specific instance shall related only to such instance and shall not be construed as an agreement to waive any right or fail to act in any other instance, whether or not similar.

10.7 Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other provision of this Agreement. The Parties shall consult one another and use reasonable efforts to agree upon a valid and enforceable provision that is a reasonable substitute for the invalid or unenforceable provision.

10.8 Use of Name. Neither Party shall use the other Party’s name (except in connection with disclosures permitted under Article 6) or logo without the other Party’s express prior written consent, which consent may be granted in the context of the Parties mutually approving in writing a press release or other public disclosure related to this Agreement.

10.9 Counterparts. This Agreement may be executed in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

10.10 Force Majeure. Neither Party will be responsible for delays (excluding delays in payment) resulting from causes beyond the reasonable control of such Party, including without limitation, fire, explosion, flood, war, strike, or riot, provided that the nonperforming Party promptly notifies the other Party in writing of such causes and uses commercially reasonable efforts for a company of its size and resources to avoid or promptly remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed.

10.11 Dispute Resolution.

(a) Escalation. If any dispute arises out of or relates to this Agreement, the Parties agree to first seek to resolve such dispute by referring such dispute to the respective Chief Executive Officers of each Party for resolution. Such referral shall take place within thirty (30) days after a written request by either Party to the other Party that resolution by the Chief Executive Officers be attempted. If, after an additional sixty (60) days, the Chief Executive Officers of the Parties have not succeeded in negotiating a resolution of the dispute, and a Party wishes to pursue the matter, such Party may initiate binding arbitration in accordance with Section 10.11(b).

[ ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b) Alternative Dispute Resolution. Any dispute arising out of or relating to this Agreement that has not been resolved pursuant to Section 10.11(a) shall be resolved through binding arbitration as follows:

(i) A Party may submit such dispute to arbitration by notifying the other Party, in writing, of such dispute. Within thirty (30) days after receipt of such notice, the Parties shall designate in writing a single arbitrator to resolve the dispute; provided, however, that if the Parties cannot agree on an arbitrator within such 30-day period, the arbitrator shall be selected by the New York, New York office of the American Arbitration Association (the “AAA”). The arbitrator shall not be an Affiliate, employee, consultant, officer, director or stockholder of any Party.

(ii) Within thirty (30) days after the designation of the arbitrator, the arbitrator and the Parties shall meet, at which time the Parties shall be required to set forth in writing all disputed issues and a proposed ruling on the merits of each such issue.

(iii) The arbitrator shall set a date for a hearing, which shall be no later than forty-five (45) days after the submission of written proposals pursuant to Section 10.11(b)(ii), to discuss each of the issues identified by the Parties. The Parties shall have the right to be represented by counsel. Except as provided herein, the arbitration shall be governed by the Commercial Arbitration Rules of the AAA; provided, however, that the Federal Rules of Evidence shall apply with regard to the admissibility of evidence and the arbitration shall be conducted by a single arbitrator.

(iv) The arbitrator shall use his or her best efforts to rule on each disputed issue within thirty (30) days after the completion of the hearings described in Section 10.11(b)(iii). The determination of the arbitrator as to the resolution of any dispute shall be binding and conclusive upon all Parties. All rulings of the arbitrator shall be in writing and shall be delivered to the Parties.

(v) The attorneys’ fees of the Parties in any arbitration, fees of the arbitrator, and costs and expenses of the arbitration shall be borne by the Parties as determined by the arbitrator.

(vi) Any arbitration pursuant to this Section 10.11 shall be conducted in New York, New York, U.S.A. and the arbitrator shall the laws of the State of New York. Any arbitration award may be entered in and enforced by any court of competent jurisdiction.

(c) No Limitation. Nothing in this Section 10.11 shall be construed as limiting in any way the right of a Party to seek an injunction or other equitable relief with respect to any actual or threatened breach of this Agreement without having to prove actual damages or post a bond, or to bring an action in aid of arbitration. Should any Party seek an injunction or other equitable relief, or bring an action in aid of arbitration, then for purposes of determining whether to grant such injunction or other equitable relief, or whether to issue any order in aid of arbitration, the dispute underlying the request for such injunction or other equitable relief, or action in aid of arbitration, may be heard by the court in which such action or proceeding is brought.

[ ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

10.12 No Third Party Beneficiaries. No Person other than HARPOON, TCR2 and their respective Affiliates, successors and permitted assignees hereunder, shall be deemed an intended beneficiary hereunder or have any right to enforce any obligation of this Agreement.

10.13 Independent Contractors. It is expressly agreed that HARPOON and TCR2 shall be independent contractors and that the relationship between HARPOON and TCR2 shall not constitute a partnership, joint venture or agency. Neither HARPOON nor TCR2 shall have the authority to make any statements, representations, or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of such other Party.

10.14 No Implied Rights or Licenses. Other than as expressly provided for in this Agreement, there are no licenses, rights or interests in or to the Patent Rights or other Intellectual Property or Confidential Information of a Party granted or implied under this Agreement.

[remainder of page intentionally left blank]

[ ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

[Signature page to License Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

HARPOON THERAPEUTICS, INC.		TCR[2] THERAPEUTICS, INC.

By:	/s/ William E. Picht	By:	/s/ Garry E. Menzel
Name:	William E. Picht, Jr.	Name:	Garry Menzel
Title:	CFO	Title:	CEO

[ ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit A

Base BCMA Binder Sequence

[***]

C-1

[ ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit B

Base MSLN Binders Sequences

[***]

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[***]

D-1

[ ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit C

Licensed TCR2 Patent Rights

[***]

D-1

[ ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit D

Licensed HARPOON Patent Rights

[***]

D-1

[ ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit E

Licensed Know How

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

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D-1

[ ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.